Exhibit 99.1

Paysign, Inc. Announces New $5,000,000 Stock Repurchase Program

HENDERSON, Nev. – March 21, 2023 – (Business Wire) Paysign, Inc. (NASDAQ: PAYS), a leading provider of prepaid card programs, comprehensive patient affordability offerings, digital banking services and integrated payment processing, today announced that its Board of Directors has authorized a new stock repurchase program of up to $5,000,000 of the company’s outstanding common stock, par value $0.001 per share. This program will commence immediately and is expected to be completed over the next 36 months.

“This new stock repurchase program reflects the board’s and management’s confidence in our improving operating results, future growth prospects and business strategy to continue to create long-term value for our shareholders.” commented Mark Newcomer, Chairman and Chief Executive Officer.

The board’s authorization permits Paysign to repurchase shares from time to time in open market transactions at prevailing market prices, in privately negotiated transactions or by other means in compliance with Rule 10b-18 under the Securities Exchange Act of 1934. The actual timing, number and value of shares repurchased by Paysign under the program will be determined by management at its sole discretion and will depend on a number of factors, including the market price of Paysign’s stock, general market and economic conditions, applicable legal requirements and other cash needs required to operate on a daily basis. The repurchase program may be suspended, terminated or modified at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity and other factors deemed appropriate.

About Paysign, Inc.

Paysign, Inc. (NASDAQ: PAYS) is a leading provider of prepaid card programs, comprehensive patient affordability offerings, digital banking services and integrated payment processing designed for businesses, consumers and government institutions. Incorporated in 1995 and headquartered in southern Nevada, the company creates customized, innovative payment solutions for clients across all industries, including pharmaceutical, healthcare, hospitality and retail. By using Paysign solutions, clients enjoy benefits such as lower administrative costs, streamlined operations, increased revenues, accelerated product adoption and improved customer, employee and partner loyalty.

Built on the foundation of a robust and reliable payments platform, Paysign’s end-to-end technologies securely enable a wide range of services, including transaction processing, cardholder enrollment, value loading, cardholder account management, reporting and customer care. The modern cross-platform architecture is highly flexible, scalable and customizable, which delivers cost benefits and revenue-building opportunities to clients and partners.

As a full-service program manager, Paysign manages all aspects of the prepaid card lifecycle, from card design and bank approvals, production, packaging, distribution and personalization, to inventory and security controls, renewals, lost and stolen cards and card replacement. The company’s in-house, bilingual customer care is available 24/7/365 through live agents, interactive voice response (IVR) and two-way SMS alerts.

For more than 20 years, major pharmaceutical and healthcare companies and multinational enterprises have relied on Paysign to provide full-service programs tailored to their unique requirements. The company has designed and launched prepaid card programs for corporate rewards, prepaid gift cards, employee incentives, consumer rebates, donor compensation, clinical trials, healthcare reimbursement payments and copay assistance.

Paysign’s expanded product offerings include additional corporate incentive products and demand deposit accounts accessible with a debit card. The product roadmap includes expanded offerings into new prepaid card categories, including general purpose reloadable (GPR), payroll and travel and expense reimbursement. For more information, visit paysign.com.

Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and the company intends that such forward-looking statements be subject to the safe harbor created thereby. All statements, other than statements of fact included in this release are forward-looking statements. Such forward-looking statements include, among others, that Paysign will repurchase shares from time to time, with the details determined by Paysign management depending on market price, economic conditions, legal requirements and cash needs. We caution that these statements are qualified by important risks, uncertainties and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, the inability to continue our current growth rate in future periods; that a downturn in the economy, including as a result of COVID-19 and variants, as well as further government stimulus measures, could reduce our customer base and demand for our products and services, which could have an adverse effect on our business, financial condition, profitability and cash flows; operating in a highly regulated environment; failure by us or business partners to comply with applicable laws and regulations; changes in the laws, regulations, credit card association rules or other industry standards affecting our business; that a data security breach could expose us to liability and protracted and costly litigation; and other risk factors set forth in our Form 10-K for the year ended December 31, 2022. Except to the extent required by federal securities laws, the company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations
ir@paysign.com
888.522.4810
paysign.com/investors

Media Relations
Alicia Ches
702.749.7257
pr@paysign.com